UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2015

C&F FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-23423	54-1680165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

802 Main Street, West Point, Virginia	23181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 843-2360

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

C&F Financial Corporation (the Corporation) held its Annual Meeting of Shareholders on April 21, 2015. A quorum of shareholders was present, consisting of a total of 2,613,381 shares. Matters voted upon were (1) the election of three Class I directors to serve until the 2018 Annual Meeting of Shareholders and one Class III director to serve until the 2017 Annual Meeting of Shareholders, (2) approval, in an advisory, non-binding vote, of the compensation of the Corporation’s named executive officers and (3) ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s independent registered public accountant for the fiscal year ending December 31, 2015.

The four director nominees were elected and all other matters were approved by shareholders. The voting results with respect to each matter are set out below.

Election of Directors

Director	For	Withheld	Broker Non-Votes
Class I:
Larry G. Dillon	1,653,109	302,377	657,895
James H. Hudson III	1,478,654	476,832	657,895
C. Elis Olsson	1,875,374	80,112	657,895
Class III:
Thomas F. Cherry	1,619,177	336,309	657,895

	For	Against	Abstention	Broker Non-Votes
Approval of the Compensation of the Corporation’s Named Executive Officers	1,742,162	84,337	128,987	657,895

	For	Against	Abstention	Broker Non-Votes
Ratification of the Appointment of Yount, Hyde & Barbour, P.C. as the Corporation’s Independent Registered Public Accountant	2,473,913	58,741	80,727	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&F FINANCIAL CORPORATION
REGISTRANT

Date: April 27, 2015	By: /s/ Thomas F. Cherry
Thomas F. Cherry
President and Chief Financial Officer